EXHIBIT 99.1

Adept Technology Reports Fiscal 2009 Second Quarter Results

Company Executes Restructuring Reducing Operating Expenses While Continuing Investment in Key Solar & Packaging Verticals

PLEASANTON, Calif., Feb. 4, 2009 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics, today announced financial results for its fiscal 2009 second quarter ended December 27, 2008.

Fiscal 2009 Second Quarter Results

Revenues for the second quarter of fiscal 2009 were $11.0 million, compared to $14.4 million for the same period last year, and $14.3 million in the first quarter of fiscal 2009. The decrease in revenue was driven by a decrease in orders and services business reflecting the general economic downturn, and particularly by a decline in capital spending related to Adept's industrial and automotive business in Germany. The Company reported a GAAP net loss of $4.6 million, or $0.57 per share in the second quarter of fiscal 2009, which includes restructuring charges totaling $1.9 million, of which $1.4 million resulted from the write down of service inventory related to the discontinuation of remanufactured robots. This compares to net income of $1.5 million, or $0.18 per fully diluted share in the second quarter of fiscal 2008 and a net loss of $1.6 million, or $0.20 per fully diluted share in the first quarter of fiscal 2009. Adjusted EBITDA loss was $3.2 million in the second quarter of fiscal 2009, compared with adjusted EBITDA of $2.1 million in the second quarter of fiscal 2008 and an adjusted EBITDA loss of $0.8 million in the first quarter of fiscal 2009. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin was 42.2% of revenue in the second quarter of fiscal 2009, compared with 50.4% of revenue in the second quarter of fiscal 2008 and 46.2% in the first quarter of fiscal 2009. Adept's gross margin in the second quarter of 2009 was negatively affected by the weakening of the Euro and strengthening of the Yen versus the dollar as well as a decrease in the Company's higher margin service business. Additionally, Adept's gross margin in the second quarter of 2008 was favorably impacted by incremental software license revenue of $765,000, which contributed 5.3 percentage points of gross margin. Operating expenses for the second quarter of fiscal 2009 were $8.8 million, which includes the previously mentioned restructuring charges and write down of service inventory as well as $0.2 million of net expenses related to the relocation of Adept's US headquarters, expenses related to the previously disclosed lease termination dispute and settlement, and increases to bad debt reserves, offset by a deferred rent reversal from Adept's prior office location. This compares to operating expenses of $6.0 million in the same quarter of fiscal 2008 and $7.7 million in the first quarter of 2009. Operating expenses in the first quarter of fiscal 2009 included $1.1 million related to the lease settlement dispute and associated legal fees. Operating loss for the quarter was $4.1 million, compared with operating income of $1.3 million a year ago and an operating loss of $1.1 million in the first quarter of fiscal 2009.

Adept's cash and short-term investment balance at December 27, 2008 was $11.0 million, as compared to $12.3 million at September 27, 2008 and $15.2 million reported as of June 30, 2008.

"During the quarter we experienced softness due to macroeconomic effects on our customers," said John Dulchinos, Adept's president and chief executive officer. "In particular, we saw a slow down in capital spending from our industrial business coming out of Germany, mainly attributable to their automotive industry, while our U.S. business was steady due to our focus on the packaged goods vertical. In packaging, we continue to gain traction with our Quattro robot and our new packaging management software, ACE PackXpert(tm) and in solar, we are seeing good customer interest in our recently announced inspection technology, Eclipse(tm)."

Dulchinos concluded, "Our focus is on generating positive cash flow from operations and we have taken numerous steps to lower our operating expenses to offset lower revenues during this difficult economic environment, including a reduction in labor force, across the board employee and management pay cuts and a 20% reduction in my own salary. Despite these significant cost reductions, we continue to invest in our packaging and solar verticals and remain confident that with our strong balance sheet we are well positioned to return to growth once the economy begins to recover."

Recent Highlights:

 *  Adept executed a comprehensive restructuring plan during the second quarter as part of an overall initiative to focus on generating cash flow while at the same time investing in its target markets. The restructuring plan included a reduction in labor force of approximately 9% of Adept employees, the
    consolidation of facilities, additional outsourcing of non-core functions, the consolidation of certain operating functions and the phase out of certain legacy products including remanufactured robots.

 *  In addition, the Company implemented across the board employee and management pay cuts beginning in the third quarter of fiscal
    2009, including a 20% voluntary pay cut by its CEO. The Company anticipates the restructuring actions and additional employee compensation cuts will result in a reduction of operating
    expenses of $0.7 million to $1 million per quarter, beginning in the third quarter of fiscal 2009.

 *  During the second quarter Quattro robot production costs were reduced as previously implemented cost synergies began to take effect. The Company expects to further improve margins on the
    Quattro as further cost synergies are realized.

 *  Adept announced a new packaging management software system, ACE
    PackXpert(tm), specifically designed to enable for packaging manufacturers to reduce the time it takes to integrate and deploy packaging lines. The Company began selling ACE PackXpert with its packaging robots in November 2008 and expects this product to positively impact overall gross margin as sales increase.

 *  During the second quarter, Adept showcased its new solar cell inspection technology, Eclipse(tm), at the Solar Power
    International trade show. Eclipse(tm) integrates high-resolution
    2D and 3D solar cell inspection with advanced handling
    applications, allowing manufacturers to improve efficiency and lower the cost of solar cells.

Fiscal 2009 Outlook

Due to economic uncertainty and its impact on the Company's customers, the Company is no longer providing a revenue, net income, adjusted EBITDA or cash flow outlook for fiscal 2009, and will not provide further financial guidance until both visibility into its business and the macroeconomic situation improve.

Quarterly Conference Call

John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, February 4, 2009, at 5:00 p.m. Eastern Time to review the Company's financial and operating performance for the fiscal 2009 second quarter. As discussed above under Fiscal 2009 Outlook, the Company intends not to provide specific forward-looking statements regarding fiscal 2009 financial results during the call. However, the Company may make other forward-looking statements during the call, and intends to continue its practice of not updating the forward-looking statements provided in this release and the earnings conference call until its next quarter end results announcement. The call can be accessed by dialing (800) 366-7449. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 405-2236 and enter the passcode 11125968#.

Company Profile

Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, solar and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com. All trade names are either trademarks or registered trademarks of their respective holders.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

Use of Non-GAAP Financial Information

In addition to presenting net income (loss) in accordance with GAAP, we have determined that adjusted EBITDA (loss), which we define as earnings (loss) before interest income, income taxes, depreciation, amortization, goodwill impairment, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our Company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA (loss) should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA (loss), please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)" included below. While we believe that adjusted EBITDA (loss) is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income (loss) determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provides the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding revenues, gross margins, operating expenses, restructuring activities, profitability, liquidity, products, market opportunities and Adept's growth based on its current products, strategy and geographic and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our fluctuating operating results including factors that are volatile, difficult to forecast and include significant fixed costs; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the actual results and potential impact of our restructuring efforts; risks of acceptance of the Company's new or current products in the marketplace; the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008, and quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2008, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

                        ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                Dec. 27,    June 30,
                                                 2008         2008
                                                -------     -------
 ASSETS
 Current assets:
    Cash and cash equivalents                   $11,035     $15,185
 Accounts receivable, less allowance for
  doubtful accounts of $599 at December 27,
  2008 and $485 at June 30, 2008                  9,678      11,757
    Inventories                                   9,891      10,234
    Other current assets                            561         431
                                                -------     -------
        Total current assets                     31,165      37,607
 Property and equipment, net                      2,927       3,354
 Goodwill                                           290         377
 Other intangible assets, net                       552         800
 Other assets                                       157         152
                                                -------     -------
        Total assets                            $35,091     $42,290
                                                =======     =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Accounts payable                            $ 5,410     $ 5,972
    Accrued payroll and related expenses          1,330       2,267
    Accrued warranty                              1,246       1,259
    Accrued restructuring charges                   239         217
    Other accrued liabilities                     1,403       1,203
                                                -------     -------
        Total current liabilities                 9,628      10,918

 Long-term liabilities:
    Accrued restructuring charges                    --         416
    Other long-term liabilities                     402         461
                                                -------     -------
        Total liabilities                        10,030      11,795

        Total stockholders' equity               25,061      30,495
                                                -------     -------
 Total liabilities and stockholders' equity     $35,091     $42,290
                                                =======     =======

                        ADEPT TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                               ----------------------------------------
                               Three Months Ended    Six Months Ended
                               ----------------------------------------
                               Dec. 27,   Dec. 29,  Dec. 27,   Dec. 29,
                                 2008       2007      2008       2007
                               ----------------------------------------

 Revenues                      $ 10,956   $ 14,379  $ 25,277   $ 28,031
 Cost of revenues                 6,331      7,129    14,043     13,478
                               ----------------------------------------
 Gross margin                     4,625      7,250    11,234     14,553
 Operating expenses:
   Research, development and
    engineering                   1,380      1,183     2,780      2,525
   Selling, general and
    administrative                5,364      4,769    12,158      9,911
   Restructuring charge           1,866          3     1,270        254
   Goodwill impairment               71         --        71         --
   Amortization of other
    intangibles                      81         19       171         38
                               ----------------------------------------
 Total operating expenses         8,762      5,974    16,450     12,728
                               ----------------------------------------

 Operating income (loss)         (4,137)     1,276    (5,216)     1,825

 Interest income, net                 5         88        48        188
 Currency exchange gain (loss)     (503)       145    (1,089)       120
                               ----------------------------------------

 Income (loss) before income
  taxes                          (4,635)     1,509    (6,257)     2,133

 Provision for (benefit from)
  income taxes                       (2)        48        (2)       379
                               ----------------------------------------
 Net income (loss)             ($ 4,633)  $  1,461  ($ 6,255)  $  1,754
                               ========================================

 Net income (loss) per share:
  Basic                        ($  0.57)  $   0.18  ($  0.77)  $   0.22
                               ========================================
  Diluted                      ($  0.57)  $   0.18  ($  0.77)  $   0.22
                               ========================================

 Shares used in computing per
  share amounts
   Basic                          8,131      7,958     8,072      7,939
                               ========================================
   Diluted                        8,131      8,063     8,072      7,999
                               ========================================

                      ADEPT TECHNOLOGY, INC.
  Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)
                          (in thousands)
                           (unaudited)

                                 ---------------------------------
                                         Three Months ended
                                  Dec. 27,    Sept. 27,   Dec. 29,
                                   2008         2008        2007
                                 ---------------------------------
 Net income (loss)               $(4,633)     $(1,622)     $ 1,461
   Interest earned, net               (5)         (43)         (88)
   Income taxes                       (2)          --           48
   Depreciation                      447          409          407
   Amortization of intangibles        81           90           19
   Goodwill impairment                71           --           --
   Stock compensation expense        808          361          244
                                 ---------------------------------
 Adjusted EBITDA (loss)          $(3,233)     $  (805)     $ 2,091
                                 =================================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com

          MKR Group, Inc.
          Todd Kehrli
          Charles Messman
          323-468-2300
          adep@mkr-group.com